Exhibit (8)(AM)

REVISED SCHEDULE A

CONTRACTS

Intelligent Life Flexible Premium Variable Universal Life Insurance Policy issued by TIAA-CREF Life Insurance Company

Intelligent Variable Annuity Contract issued by TIAA-CREF Life Insurance Company

This Revised Schedule A may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Revised Schedule A to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

TIAA-CREF LIFE INSURANCE COMPANY By its authorized officer,

By:
Title: Vice President

THE PRUDENTIAL SERIES FUND By its authorized officer,

By:
Title: President

PRUDENTIAL INVESTMENTS LLC By its authorized officer,

By:
Title: Vice President

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC By its authorized officer,

By:
Title: President

Dated: March 1, 2006

Revised: July 24, 2007